Exhibit 99.2

July 16, 2025

BRC Inc. Announces Pricing of $35 Million Offering of Class A Common Stock

SALT LAKE CITY--(BUSINESS WIRE)-- BRC Inc. (NYSE: BRCC), a Veteran-founded, mission-driven premium beverage company, today announced the pricing of an underwritten offering of 28,000,000 shares of Class A Common Stock at a price to the public of $1.25 per share. The gross proceeds from this offering are expected to be approximately $35 million, before deducting underwriting discounts and commissions and other offering expenses payable by BRCC, and assuming no exercise of the underwriter’s option to purchase additional shares. The offering is expected to close on or about July 18, 2025, subject to the satisfaction of customary closing conditions. BRCC has also granted the underwriter a 30-day option to purchase up to an additional 4,200,000 shares of Class A Common Stock in connection with this offering.

D.A. Davidson & Co. is acting as sole bookrunner for this offering.

The Class A Common Stock is being offered by BRCC pursuant to a shelf registration statement on Form S-3 that was filed by BRCC with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2023, and became effective on March 30, 2023. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC, and a final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting D.A. Davidson & Co., Attention: Syndicate Department, 8 Third Street North, Great Falls, MT 59401, by telephone at (800) 332-5915 and by e-mail:ProspectusRequest@dadco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Black Rifle Coffee Company

Black Rifle Coffee Company (BRCC) is a Veteran-founded premium coffee company and lifestyle brand serving beverages to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to BRCC’s expectations regarding the offering. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside BRCC’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, BRCC’s ability to complete the offering, and other risks, including those described under the heading “Risk Factors” in BRCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 5, 2025 and in the final prospectus supplement and accompanying prospectus related to the offering to be filed with the SEC on July 18, 2025. Forward-looking statements contained in this press release are made as of this date, and BRCC undertakes no duty to update such information except as required under applicable law.

Investors
Matt McGinley: IR@blackriflecoffee.com

Media
PR for BRCC: press@blackriflecoffee.com

Source: Black Rifle Coffee Company